UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2007

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signature
Index to Exhibits
EX-10.1: AMENDMENT DEED
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On April 3, 2007, Marshall Edwards Pty Limited (“MEPL”), a wholly owned subsidiary of Marshall Edwards, Inc. (the “Company”), and Novogen Research Pty Limited (“Novogen Research”), a wholly owned subsidiary of Novogen Limited, entered into an amendment deed (the “Amendment”) to the Further Amended and Restated License Agreement, dated September 24, 2003 (the “License Agreement”), between MEPL and Novogen Research.
     Pursuant to the Amendment, the U.S. $8,000,000 milestone payment due from MEPL on December 31, 2007 will become payable to Novogen Research at such time as MEPL receives: (i) approval by the U.S. Food and Drug Administration of a new drug application for phenoxodiol; (ii) approval or authorization of any kind to market phenoxodiol in the United States; or (iii) approval of a foreign governmental body to market phenoxodiol abroad (the “Approval Date”). Upon the Approval Date, MEPL will be required to pay Novogen Research U.S. $8,000,000, together with interest on such amount from (and including) December 31, 2006 to (but excluding) the Approval Date. Thereafter, MEPL will be required to make license milestone fee payments of U.S. $8,000,000 to Novogen Research on December 31st of the year of the Approval Date and on December 31st of each year during the exclusivity period under the License Agreement.
     Pursuant to the License Agreement, Novogen Research granted MEPL an exclusive world-wide, non-transferable license, under the Novogen patent rights, to conduct clinical trials and commercialize and distribute all forms of administering phenoxodiol except topical applications. The License Agreement covers uses of phenoxodiol in the field of prevention, treatment and cure of cancer in humans. The Amendment does not change the term of the License Agreement which remains in effect until terminated by either Novogen Research or MEPL.
     The terms of the Amendment were established through arms-length negotiations between the independent members of the board of directors of Novogen Limited and the independent members of the Company’s board of directors. The Amendment was approved by the Company’s Audit Committee, as contemplated by the rules of the Nasdaq Stock Market for related party transactions, as well as by the Company’s board of directors. The Amendment was also approved by MEPL’s board of directors. A majority of the members of the Company’s board of directors are independent in accordance with the Nasdaq Stock Market’s listing requirements.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

10.1	Amendment Deed, dated April 3, 2007, by and between Novogen Research Party Limited and Marshall Edwards Pty Limited.

99.1	Press Release issued by Marshall Edwards, Inc., dated as of April 4, 2007

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
	Name:	David R. Seaton
	Title:	Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: April 5, 2007

Index to Exhibits

Exhibit No.	Description

10.1	Amendment Deed, dated April 3, 2007, by and between Novogen Research Party Limited and Marshall Edwards Pty Limited.

99.1	Press Release issued by Marshall Edwards, Inc., dated as of April 4, 2007.